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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements on Form S-3 (number 33-61223) and Form S-8 (numbers 33-44575; 33-29174; 2-95271; 2-51637; 2-54043;
2-59535; 2-68747; 2-78831; 33-55083; 333-28229) of our report dated May 9, 1997, incorporated by reference to Centex Corporation's Annual Report on Form 10-K for the year ended March 31, 1997, and to all references to our firm included in these registration statements.

Arthur Andersen LLP

Dallas, Texas
     June 27, 1997